AMENDMENT TO TRANSACTION DOCUMENTS
(Effective as of May 4, 2026)

This Amendment (“Amendment”) is entered into as of May 4, 2026 (the “Effective Date”), by and between Farmhouse, Inc., a Nevada corporation (the “Company”), and Axiom Holdings Group, LLC (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor entered into that certain Securities Purchase Agreement, dated as of April 29, 2026 (the “Purchase Agreement”), together with the Convertible Promissory Note issued pursuant thereto (the “Note”), the Registration Rights Agreement, and all other agreements and instruments entered into in connection therewith (collectively, the “Transaction Documents”).

WHEREAS, the Transaction Documents were executed on April 29, 2026, but the funding and closing of the transactions contemplated thereby occurred on May 4, 2026.

WHEREAS, the parties desire to align the operative date of the Transaction Documents with the actual funding date for clarity and consistency with respect to all timing, economic, and disclosure matters.

NOW, THEREFORE, the parties agree as follows:

1. Amendment to Dates

Notwithstanding anything to the contrary in the Transaction Documents:

•The operative date of the Transaction Documents shall be deemed to be May 4, 2026;

•All references to the “date hereof,” “Effective Date,” “Closing Date,” “Issuance Date,” or similar terms shall be deemed to refer to May 4, 2026; and

•The “Original Issue Date” under the Note is hereby amended to be May 4, 2026, and all provisions tied to such date (including, without limitation, interest accrual, maturity, and conversion timing) shall be calculated from such date.

2. No Other Amendments

Except as expressly set forth herein, all terms and provisions of the Transaction Documents shall remain unchanged and in full force and effect.

3. Ratification

The Transaction Documents, as amended by this Amendment, are hereby ratified and confirmed in all respects.

4. Counterparts; Electronic Signatures

This Amendment may be executed in counterparts and delivered electronically, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date set forth above.

Company: Farmhouse, Inc.

By:	/s/ Evan Horowitz
Name: Evan Horowitz
Title: Chief Executive Officer

Investor: Axiom Holdings Group, LLC

By:	/s/ Slavik Viner
Slavik Viner, Member